UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2013

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on July 16, 2013, to include the historical combined financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The registrant acquired 75% of a joint venture owning the Fairmont Sonoma Mission Inn & Spa is a 226-room resort located in Sonoma, California. The registrant acquired the interest from Fairmont Hotels & Resorts, an unaffiliated third party. The Fairmont Sonoma Mission Inn & Spa combined financial statements and independent auditor’s reports (i) for the period from January 1, 2012 through March 8, 2012; and (ii) as of December 31, 2012 and for the period from March 9, 2012 through December 31, 2012 are attached as Exhibit 99.1 and are incorporated by reference herein. The Fairmont Sonoma Mission Inn & Spa combined financial statements and independent auditor’s report as of and for the year ended December 31, 2011 are attached as Exhibit 99.2 hereto and are incorporated by reference herein. In addition, the financial statements as of and for the six months ended June 30, 2013 and 2012 are attached as Exhibit 99.3 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.4 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1

Audited combined financial statements of Fairmont Sonoma Mission Inn & Spa (i) for the period from January 1, 2012 through March 8, 2012; and (ii) as of December 31, 2012 and for the period from March 9, 2012 through December 31, 2012

99.2	Audited combined financial statements of Fairmont Sonoma Mission Inn & Spa as of and for the year ended December 31, 2011

99.3	Unaudited combined interim financial information of Fairmont Sonoma Mission Inn & Spa as of June 30, 2013 and for the six months ended June 30, 2013 and 2012

99.4

Unaudited pro forma condensed consolidated financial information of Carey Watermark Investors Incorporated (“CWI”) as of June 30, 2013, for the six months ended June 30, 2013 and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: September 23, 2013	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer